CERTIFICATE RESTATING THE CERTIFICATE OF INCORPORATION
                         BY ACTION OF BOARD OF DIRECTORS
                         -------------------------------

          1     The name of the Corporation is MACDERMID, INCORPORATED.

          2. The Certificate of Incorporation is restated only by the Restated certificate of Incorporation attached hereto, which Restated Certificate of Incorporation has been prepared pursuant to the following resolution adopted by the Board of Directors Meeting alone at a meeting held November 19th, 1984:

RESOLVED:

That the President and Secretary are authorized and directed to prepare and file with the Secretary of the State of Connecticut, a Restated Certificate of Incorporation integrating into one document the Company's Certificate of Incorporation, as heretofore amended.

          3.     (a)     The attached Restated Certificate of Incorporation
merely restates and does not change the provisions of the original Certificate of Incorporation, as supplemented and amended to date, except as follows: None.

               (b) Other than as indicated in Paragraph 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation, as supplemented and amended to date, and the provisions of the attached Restated Certificate of Incorporation.

          4. The above resolution was adopted by the Board of Directors acting alone, pursuant to Section 33-362 of the General Statutes of Connecticut, as amended.


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          5.     The number of affirmative votes required to adopt such
resolution is six.

          6.     The number of directors in favor of the resolution was nine.

          Dated at Waterbury, Connecticut, this 20th day of November, 1984.

          We hereby declare, under penalties of false statement that the statements made in the foregoing Certificate are true.


                                   /s/ Arthur J. LoVetere
                                   ----------------------
                                   Arthur J. LoVetere - President


                                   /s/ Russell Burge
                                   -----------------
                                   Russell Burge - Secretary


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                      RESTATED CERTIFICATE OF INCORPORATION
                      -------------------------------------

          We, the subscribers, certify that we do hereby associate ourselves as a body politic and corporate under the statute laws of the State of Connecticut; and we further certify:

          FIRST. That the name of the Corporation is MACDERMID, INCORPORATED.

          SECOND. That said Corporation is to be located in the Town of Waterbury, in the state of Connecticut.

          THIRD. That the nature of the business to be transacted, and the purposes to be promoted or carried out, by said Corporation, are as follows:

          To purchase, lease, or otherwise acquire real estate, improved or unimproved, without limit as to amount, in any state or territory of the United States or foreign country.

          To acquire by purchase or otherwise, property, real or personal, and the good will, right, and assets of all kinds under such terms and conditions as may be deemed advisable, of any person, firm, or corporation, engaged in any kind of business which is authorized to be done by corporations under the general laws of the State of Connecticut, and to pay for the same in cash, stock, common or preferred, bonds, or other securities of the corporation.

          To authorize for, purchase, or otherwise acquire, and hold with the same rights of ownership as may be permitted to natural persons, the shares, bonds and obligations of any



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corporation organized under the laws of any state, territory of the United
States or of any foreign country.

          To manufacture; buy, sell, export, import, and generally deal in all kinds of chemicals, and to carry on the business of chemist, druggist, and manufacturers of, and dealers in medicinal, chemical, and other preparations, articles, compounds, pigments, drugs and druggists sundries, chemicals, surgical and scientific apparatus and processes.

          To analize and refine when necessary all kinds of chemicals, medicines, and preparations. To apply for, obtain, register, purchase, or otherwise acquire, use, operate, sell, assign, or otherwise dispose of any and all trade marks, secret processes, trade names, distinctive marks, and all inventions, improvements, and processes used in connection with or secured under letters patent, domestic or foreign, and other governmental grants or concessions, and to use and employ the same in connection with the purchases hereinbefore set forth.

          To carry on the business of manufacturers and dealers in all kinds of clearing compounds and preparations, and compounds and preparations for coloring, cleaning or treating all kinds of articles made of all kinds of materials.

          To engage in the business of selling goods, wares, and merchandise as commission merchants, and as general selling agents; particularly to set as agents or brokers for the selling upon commission or otherwise of all such articles as are hereby authorized to be dealt in other respects as contained in this certificate of incorporation.

          To manufacture, buy, sell, export, import, and generally deal in machinery of all kinds, classes, and descriptions. To purchase, lease, or otherwise acquire lands and buildings for the erection and establishment, of manufacturies, and workshops with suitable plants, engines, and machinery, and to generally engage in the manufacturing of all kinds of articles made of metal, wood, leather, cloth or any other material.

          To manufacture, buy, sell, import, export, and generally deal in paints and painters' supplies of all kinds.

          To manufacture, buy, sell, export, import, and generally deal in patent medicines, formulas, and preparations of every kind, class, and description.

          To manufacture, buy, sell, import, export, and generally deal in soaps for toilet and domestic use. Also to purchase all materials suitable or necessary for or to manufacture all materials suitable or necessary for the proper manufacture of soaps and other cleaning preparations.

          To manufacture, buy, sell, import, export, and generally deal in chemical or other products or processes for the removal of varnish and kindred products.

          FOURTH, That the authorized capital stock of this Corporation shall consist of Twenty-Two Million (22,000,000) shares, divided into Twenty Million (20,000,000) shares of common stock, without par value, and Two Million (2,000,000) shares of preferred stock, without par value. No shareholder shall be entitled as of right to purchase such shares issued by the Corporation or any securities convertible into such shares.

          The terms, limitations and relative rights and preferences of the preferred shares shall be fixed by resolution or resolutions adopted by the Board of Directors at the time of the issuance and sale of any such preferred shares or series thereof authorized pursuant hereto. The shares of preferred stock may be divided into and from time to time issued in series. The Board of Directors may determine variations in the terms, limitations and relative rights and preferences of each such series to the extent permitted by then applicable law.

          FIFTH. That the amount of capital stock with which this Corporation shall commence business is Four Thousand Five Hundred Dollars ($4,500.00).

          SIXTH. That the duration of said Corporation is unlimited.

          SEVENTH.

          I.     For purposes of this Article Seventh:

          (a) The term "Subsidiary" shall mean any entity in which this corporation beneficially owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding voting stock.

          (b) The term "Significant Stockholder" shall mean any corporation, person or other entity ("person") owning beneficially, directly or indirectly, shares of capital stock of this corporation entitled to cast fifteen percent (15%) or more of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of this corporation, considered for the purposes of this Article Seventh as one class. For the purposes of this Article Seventh, a person shall be deemed to be the beneficial owner of any shares of capital stock of this corporation which are beneficially owned, directly or indirectly, by any other person (i) with which he or his "affiliate" or "associate" (as hereinafter defined) has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of capital stock of this corporation or (ii) which is his "affiliate" or "associate". For the purposes of this Article Seventh, a person is an "affiliate" of, or is affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; and the term "associate" used to indicate a relationship with any person means (1) any corporation or organization (other than this corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities,
(2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of this corporation or any of its parents or Subsidiaries.

          (c) The term "voting security" shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration, into such a security or carrying any warrant or right to subscribe or to purchase such a security.

          (d) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of this corporation immediately prior to the time that a Significant Stockholder involved in a proposed Business Transaction with a Significant Stockholder becomes a Significant Stockholder.

          (e) The term "Business Transaction with a Significant Stockholder" shall mean:

               (i) any merger or consolidation of this corporation or of any Subsidiary with or into a Significant Stockholder;

               (ii) any sale, lease, exchange or other disposition by this corporation or any Subsidiary of assets constituting all or substantially all of the assets of this corporation and its subsidiaries taken as a whole to or with a Significant Stockholder, in a single transaction or a series of related transactions;

               (iii) any dissolution of this corporation or any distribution by this corporation in complete or partial liquidation, in a single transaction or a series of related transactions, at a time when this corporation shall have a Significant Stockholder;

               (iv) any issuance or transfer by this corporation or by any Subsidiary of any voting securities of this corporation (except for voting securities issued pursuant to a (1) stock option, stock purchase, stock bonus or other plan for natural persons who are officers or employees of this corporation or its Subsidiaries; or (2) conversion of convertible securities acquired by a Significant Stockholder before the corporation, person or other entity became a Significant Stockholder) to a Significant Stockholder in exchange for cash, assets or securities or a combination thereof;

               (v) any loan, advance, guarantee, pledge or other financial assistance or tax credit or other benefits provided by this corporation or any Subsidiary to a Significant Stockholder or benefitting, directly or indirectly, a Significant Stockholder (except proportionately as a stockholder) (loans or advances extended to natural persons who are officers or employees of this corporation or any Subsidiary are being deemed included in this section (v); or

               (vi) any sale or lease, in a single transaction or a series of related transactions, by a Significant Stockholder to this corporation or any Subsidiary of any assets (except for aggregate consideration of less than one million dollars ($1,000,000.00).

          II. A Business Transaction with a Significant Stockholder shall require the affirmative approval of at least eighty percent (80%) of the number of votes at the time entitled to be cast by stockholders of this corporation generally in the election of directors including at least sixty-six and two-thirds percent (66-2/3%) of the number of votes at the time so entitled to be cast by stockholders of this corporation other than by a Significant Stockholder to or with whom the Business Transaction with a Significant Stockholder is proposed to be effected. The voting requirements set forth in the immediately preceding sentence shall not apply to any transaction with a Significant Stockholder described in this Article Seventh if such Business Transaction with a Significant Stockholder is approved by a majority of the Board of Directors, but only if a majority of the members of the Board of Directors acting on such matter shall be Continuing Directors. Such voting requirements shall apply if there are no Continuing Directors. The determination of whether a corporation, person or other entity is a Significant Stockholder shall be made as of the date of the Business Transaction with a Significant Stockholder, as of each date of such Business Transaction in the event of any series or such related Business Transactions or, as to a Business transaction with a Significant Stockholder with respect to which a vote of the stockholders of this corporation would otherwise be required, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon; and any corporation, person or other entity shall be deemed a Significant Stockholder if on any such date or at any time twelve
(12) months prior thereto, he shall have owned the requisite number of shares of capital stock of this corporation otherwise necessary to constitute him a Significant Stockholder.

          This corporation shall not vote its stock in any Subsidiary in favor of any Business Transaction with a Significant Stockholder without first having obtained the affirmative approvals referred to in this Article Seventh.

          Notwithstanding any provision of this Article Seventh to the contrary, unless the Board of Directors includes Continuing Directors and a majority of the Board of Directors including a majority of the Continuing Directors determines otherwise, in the event of any dissolution of this corporation or any distribution by this corporation in complete or partial liquidation, in a single transaction or a series of related transactions, at a time when this corporation shall have a Significant Stockholder, all assets of the corporation then paid over or so distributed to stockholders of this corporation shall be paid over or distributed in kind pro rata.

          III. If a vote of the shareholders of this corporation is required to approve: (a) a Business Transaction with a Significant Stockholder which has been approved by a majority of the Board of Directors, but only if a majority of the members of the Board acting on such matter shall be Continuing Directors; (b) a merger or consolidation of this corporation with or into a person other than a Significant Shareholder; or (c) a sale, lease, exchange or other disposition by this corporation or any Subsidiary of assets constituting all or substantially all of the assets of this corporation and its Subsidiaries taken as a whole to or with a person other than a Significant Stockholder, in a single transaction or a series of related transactions; then, the vote that shall be required shall be the affirmative approval of at least a majority of the number of votes entitled to be cast by stockholders of this corporation generally in the election of directors.

          IV. The affirmative vote or consent of the holders of not less than eighty percent (80%) of the outstanding voting securities shall be required to amend, alter, change or repeal, or to adopt any provisions inconsistent with, this Article and such affirmative vote must include two-thirds of the outstanding voting securities not beneficially owned by a Significant Stockholder; provided, however, that this paragraph shall not apply to, and such eighty percent (80%) vote (and such further two-thirds vote) shall not be required for, any amendment, alteration, change, repeal or adoption of any inconsistent provision declared advisable by the Board of Directors by the affirmative vote of two-thirds of the Board of Directors and submitted to stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be Continuing Directors.

          This restated Certificate of Incorporation merely restates but does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between such provisions and the provisions of this restated Certificate of Incorporation.

          Dated at Waterbury, Connecticut, this 20th day of November, 1984.


                                   /s/ Arthur J. LoVetere
                                   ----------------------
                                   President


                                   /s/ Russell Burge
                                   -----------------
                                   Secretary


Subscribed and sworn to by ARTHUR J. LOVETERE and RUSSELL BURGE who made solemn oath to the truth of the same, before me.


                                   /s/ Shirley A. Hansen
                                   ---------------------
                                   Notary Public

                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION
                      Office of the Secretary of the State
   30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / new / 1-97

                      Space For  FILING #0001793641 PG    01 OF   04 VOL B-00166
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                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY OF THE STATE
1. NAME OF CORPORATION:

MacDermid,   Incorporated
2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

      X     A.  AMENDED.

______ B.  AMENDED AND RESTATED.

______ C.  RESTATED.
3. TEXT OF EACH AMENDMENT / RESTATEMENT:

See Attachment   "A"


























    (Please reference in 8 1/2 X 11 attachment if additional space is needed)

                            Space For Office Use Only

                               FILING #0001793641  PG    02 OF    04 VOL B-00166
                                         FILED 01/21/1998 02:34 PM PAGE    03074
                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY 0F THE STATE
4. VOTE INFORMATION (check A., B. or C.)

      X     A. The resolution was approved by shareholders as follows:

(set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)

 See Attachment "B"
______ B. The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.
______ C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.
                                  5. EXECUTION
                      Dated this 16th day of January, 1998
              John L. Cordani     Secretary     /s/ John L. Cordani
     Print or type name of signatory     Capacity of signatory     Signature

                                      FILING #0001793641 PG 03 OF P4 VOL B-00166
                                            FILED 01/21/1998 02:34 PM PAGE 03075
                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY OF THE STATE

                            Certificate of Amendment
                                       of
                             MACDERMID, INCORPORATED

                                  Attachment B
                                  ------------

                   RESOLUTIONS APPROVED BY THE SHAREHOLDERS OF
              MACDERMID, INCORPORATED IN CONNECTION WITH AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION

RESOLVED:     That it is advisable and in the best interests of the Company that its present authorized capital stock consisting of 20,000,000 shares of common stock, no par value and 2,000,000 shares of preferred stock, no par value be amended such that the number of shares of common stock, no par value be increased from 20,000.000 to 75,000,000 and that in respect thereby, the Restated Certificate of Incorporation of the Company be amended by striking out the number "20,000,000" in Section Fourth and replacing such number with "75,000,000."

RESOLVED:     That it is advisable and in the best interests of the Company to provide for consent in writing by less than 100% of the holders of outstanding stock entitled to vote thereon and that in respect thereof, the Restated Certificate of Incorporation be amended to provide for the addition of the following provision: "Any action required by law to be taken at an annual or special meeting of the stockholders, or any action which may be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in no event shall
                                     -----------------
such minimum number of votes constitute less than a majority of such shares."

RESOLVED:     That in connection with the foregoing resolutions, a Certificate of Amendment be prepared, signed and filed setting forth the amendments to the Restated Certificate of Incorporation as set forth herein.

RESOLVED:     That the President, the Executive Vice President and the Secretary
be, and each of them acting singly is hereby, authorized, empowered and directed in the name of and on behalf of the Company to take such further action, including but not limited to the submission of the preceding resolutions to the shareholders of the Company for approval, the filing of a Certificate of Amendment with the Connecticut Secretary of State, and the execution of any instruments or agreements as they may deem appropriate, necessary or desirable to carry out the intent of the foregoing resolutions, the appropriateness, necessity and desirability thereof being conclusively proven by the actions so taken and the instruments or agreements so executed.

RESOLVED:     That the preceding resolutions be submitted for approval to the shareholders of the Company.


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                                      FILING #0001793641 PG 04 OF 04 VOL B-00166
                                            FILED 01/21/1998 02.34 PM PAGE 03076
                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY OF THE STATE

                            Certificate of Amendment
                                       of
                             MACDERMID, INCORPORATED

                                  Attachment A
                                  ------------

1. That the Restated Certificate of Incorporation of the Company be amended by striking out the number "20,000,000" in Section Fourth and replacing such number with "75,000,000."

2. That the Restated Certificate of Incorporation be amended to provide for the addition of the following provision:

"Any action required by law to be taken at an annual or special meeting of the stockholders, or any action which may be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in no event shall such minimum number of
           -----------------
votes constitute less than a majority of such shares."